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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 15, 2001



                         WELLPOINT HEALTH NETWORKS INC.
               (Exact Name of Registrant as Specified in Charter)


           DELAWARE                   001-13803                 95-4635504
   (State of Incorporation)    (Commission File Number)      (I.R.S. Employer
                                                            Identification No.)


                                 1 WELLPOINT WAY
                         THOUSAND OAKS CALIFORINIA 91362
             (Address of Principal Executive Offices with Zip Code)


                                 (818) 703-4000
              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
             (Former Name or Address, if Changed Since Last Report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS:

     On March 15, 2001, Water Polo Acquisition Corp., a Georgia corporation ("WPAC") and wholly-owned subsidiary of WellPoint Health Networks Inc., a Delaware corporation ("WellPoint") merged (the "Merger") with and into Cerulean Companies, Inc., a Georgia corporation ("Cerulean "), pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of November 29, 2000 (the "Merger Agreement"), between Cerulean, WPAC and WellPoint. Following the Merger, Cerulean became a wholly-owned subsidiary of WellPoint.

     Pursuant to the Merger Agreement, each share of Class A Convertible Common Stock and Series A Convertible Preferred Stock of Cerulean (the "Class A Shares") issued and outstanding was converted into the right to receive $1,196.59 in cash; and each share of Class B Convertible Preferred Stock of Cerulean (the "Class B Shares", and together with the Class A Shares, the "Shares") issued and outstanding was converted into the right to receive $3,112.50 in cash. The total consideration paid by WellPoint to acquire the Shares was $700 million in cash. Such consideration was negotiated at arm's length between the parties on the basis of the WellPoint's assessment of the value of Cerulean and its subsidiaries, following an investigation of, and discussions with Cerulean and its representatives concerning Cerulean and its subsidiaries, and their respective businesses and prospects. The funds used to acquire the Shares were obtained from $550 million of borrowings under WellPoint's $1 billion revolving credit facility and $150 million of cash on hand.

     Pursuant to the terms of the Merger Agreement, WellPoint appointed Warren
Y. Jobe, formerly a member of the Cerulean Board of Directors, as a Class II member of WellPoint's Board of Directors effective as of March 15, 2001. To WellPoint's knowledge, there is no other material relationship between any of the former stockholders of Cerulean and WellPoint or any of its affiliates, any director or officer of WellPoint, or any associate of any such director or officer.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  Exhibits

2.01 Amended and Restated Agreement and Plan of Merger among Cerulean Companies, Inc., WellPoint Health Networks Inc. and Water Polo Acquisition Corp., dated as of November 29, 2000.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    March 27, 2001

                                        WELLPOINT HEALTH NETWORKS INC.


                                        By: /s/  THOMAS C. GEISER
                                            --------------------------------
                                            Thomas C. Geiser
                                            Executive Vice President


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                                  EXHIBIT INDEX

EXHIBIT NO.       DOCUMENT

Exhibit 2.01      Amended and Restated Agreement and Plan of Merger among Cerulean Companies, Inc., WellPoint
                  Health Networks Inc. and Water Polo Acquisition Corp., dated as of November 29, 2000.







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